Exhibit 99.1

SUBSCRIPTION AGREEMENT

Barnabus Enterprises Ltd.
2006 - 1500 Hornby Street
Vancouver, BC V6Z 2R1

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of common stock of Barnabus Enterprises Ltd. (the "Company") at a price of $0.01 per share (the "Subscription Price").

The Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such shares.

MAKE CHECK PAYABLE TO: Barnabus Enterprises Ltd.

Executed this _____ day of _____________, 200___, at ___________________(Street Address), ________________ (City), ________________ (State) ________ (Zip Code).

_____________________________________
Signature of Purchaser

_____________________________________
Printed Name of Purchaser

_____________________________________
Social Security Number/Tax I.D.

Number of Shares Purchased: _____________________
Total Subscription Price: $_____________

Form of Payment:
Cash _________________
Check# _________________
Other _________________

ACCEPTED THIS _____ DAY OF ________________, 200_______.

BARNABUS ENTERPRISES LTD.

BY: ______________________________

Title: ___________________________